UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
May 22, 2012 (May 21, 2012)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2012, The Shaw Group Inc., a Louisiana corporation (the “Company”), entered into an Agreement of Purchase and Sale (the “Agreement”), with Technip S.A., a société anonyme organized under the laws of France (“Technip”). Under the terms of the Agreement, Technip will acquire substantially all of business of the Energy and Chemicals business segment (the “E&C Group”) for approximately $300 million in cash consideration, subject to adjustment based on the E&C Group’s debt and working capital levels at closing.

The Company will retain Energy & Chemicals personnel in its Baton Rouge, LA office, which will be integrated into the Company’s Plant Services Division, as well as Shaw Consulting International Inc., which will be incorporated into the Company’s Environmental & Infrastructure Group.  Under the Agreement, the Company also will retain its Toronto, Canada-based operations and is reviewing options regarding future plans for this office.  Additionally, the Company will maintain its obligations under an engineering, procurement and construction contract associated with a large ethylene plant in southeast Asia, which is now approximately 98 percent complete.

The Company made customary representations and warranties regarding the E&C Group in the Agreement and the Agreement provides for indemnification for breaches of those representations and warranties.

Additionally, the Company and Technip have committed to work toward developing strategic relationships utilizing the Company’s core business units.

Under the Agreement, the Company agreed to be bound by a limited non-competition provision, which will be effective until the third anniversary of closing, subject to certain exceptions as set forth in the Agreement.

Completion of the transaction is subject to several conditions, including expiration or termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

A copy of the Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Agreement. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants in the Agreement or descriptions thereof as characterizations of the actual state of facts or condition of the Company or Technip or any of their respective subsidiaries.

Item 8.01  Other Events.

On May 21, 2012, the Company issued a press release announcing the entry into the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Investors are also urged to carefully review and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K and other documents filed from time to time with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: May 22, 2012	By:	/s/ John Donofrio
John Donofrio, Executive Vice President, General Counsel and Corporate Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
May 22, 2012

Exhibit Number	Description	Page No.

2.1	Agreement of Purchase and Sale, dated May 21, 2012, between the Company and Technip S.A. *

99.1	Press release dated May 21, 2012

*
The registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.